Exhibit 10.20
INDEMNIFICATION AGREEMENT
     This Agreement is made as of the ___ day of                     , 20___ (the “Effective Date”), by and between Lexington Realty Trust, a Maryland statutory real estate investment trust (the “Trust”), and                                         , a trustee and/or executive officer of the Trust (the “Indemnitee”).
RECITALS
     A. The Indemnitee is presently serving or has agreed to serve as a trustee and/or executive officer of the Trust and the Trust desires the Indemnitee to serve or to continue in such capacity. The Indemnitee is willing, subject to certain conditions, including without limitation the execution and performance of this Agreement by the Trust, to serve or to continue in such capacity.
     B. In order to induce the Indemnitee to serve or to continue in such capacity, the Trust and the Indemnitee hereby agree as follows:
     1. Service. The Indemnitee shall continue to serve as a trustee and/or executive officer of the Trust for so long as he is duly nominated, elected and qualified in accordance with the By-Laws of the Trust (the “By-Laws”), or until his death, resignation in writing or removal from such service by the shareholders of the Trust (the “Shareholders”) or the Board of Trustees of the Trust (the “Board”) in accordance with the Declaration of Trust of the Trust (the “Declaration of Trust”), the By-Laws, other agreements between the Trust and the Indemnitee, and/or applicable law. However, this Agreement shall not impose any obligation on the Trust or the Indemnitee to continue Indemnitee’s service in any such position or positions.
     2. Initial Indemnity.
          (a) The Trust shall indemnify the Indemnitee when he was, is, or is threatened to be made a named defendant or respondent, is a witness or is participating (a “Party”) in any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative or any other proceeding, whether civil, criminal, administrative or investigative, including on appeal (a “Proceeding”), by reason of the fact that he is or was a trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a director, officer, partner, member, trustee, manager, employee, or agent of another foreign or domestic corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise (an “Indemnified Capacity”), against any and all judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees) (“Indemnified Amounts”) actually incurred by the Indemnitee or on Indemnitee’s behalf in connection with such Proceeding unless it is established that:
          (i) the act or omission of the Indemnitee was material to the matter giving rise to the Proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty;
          (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or

          (iii) in the case of a criminal Proceeding, the Indemnitee had reasonable cause to believe that his act or omission was unlawful;
provided, however, that indemnification may not be made in respect of any Proceeding by or in the right of the Trust in which the Indemnitee shall have been adjudged to be liable to the Trust. The termination of any Proceeding by judgment, order, or settlement shall not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this section (the “Requisite Standard of Conduct”). If then required by the Maryland General Corporation Law (the “MGCL”) or other applicable law, the termination of any Proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgement, shall create a rebuttable presumption that the Indemnitee did not meet the Requisite Standard of Conduct.
          (b) The Trust shall not indemnify the Indemnitee under Section 2(a) hereof and/or advance expenses to the Indemnitee under Section 2(g) hereof in respect of any Proceeding brought by the Indemnitee against the Trust, except
          (i) for a Proceeding brought to enforce indemnification under this Agreement, or
          (ii) if the Declaration of Trust, the By-Laws, a resolution of the Board, or an agreement approved by the Board to which the Trust is a party expressly provide otherwise.
          (c) The Indemnitee may not be indemnified under Section 2(a) hereof in respect of any Proceeding charging improper personal benefit to the Indemnitee, whether or not involving action in the Indemnitee’s capacity in the office of trustee in the Trust or in the elective or appointive office in the Trust held by the Indemnitee, or in the employment or agency relationship undertaken by the Indemnitee on behalf of the Trust (an “Official Capacity”), in which the Indemnitee was adjudged to be liable on the basis that personal benefit was improperly received. For purposes of this Agreement, the term “Official Capacity” shall not include service for any other foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.
          (d) If the Indemnitee has been successful, on the merits or otherwise, in the defense of any Proceeding referred to in Section 2(a) hereof, the Indemnitee shall be indemnified against reasonable expenses (including attorneys‘‘ fees) incurred by the Indemnitee in connection with such Proceeding. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee under this Section 2(d) for all expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. For purposes of this Agreement, the term “expenses” shall include all reasonable and out-of-pocket attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.
          (e) A court of appropriate jurisdiction (which may be the same court in which the Proceeding involving the Indemnitee’s liability took place), upon application of the Indemnitee and such notice as the court shall require, shall order indemnification in the following circumstances:
          (i) If it determines the Indemnitee is entitled to reimbursement under Section 2(d) hereof, the court shall order indemnification, in which case the Indemnitee shall be entitled to recover the expenses (including attorneys‘‘ fees) of securing such reimbursement in addition to the Indemnified Amounts; or
          (ii) If it determines that the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Indemnitee has met the Requisite Standard of Conduct or has been adjudged liable under the circumstances described in Section 2(c) hereof, the court shall order such indemnification as the court shall deem proper. However, indemnification with respect to any Proceeding by or in the right of the Trust or in which liability shall have been adjudged in the circumstances described in Section 2(c) hereof shall be limited to expenses (including attorneys‘‘ fees).
          (f) Indemnification under Section 2(a) or 3(a) hereof may not be made by the Trust unless authorized for a specific Proceeding after a determination has been made, in the manner described in Section 4(b) hereof, that indemnification of the Indemnitee is permissible in those circumstances because the Indemnitee has met the Requisite Standard of Conduct.
          (g) The Trust shall pay or reimburse any and all reasonable expenses (including attorneys’ fees) incurred by the Indemnitee in connection with any Proceeding in advance of the final disposition of such Proceeding in the manner described in Section 4(e) hereof.
          (h) The Trust shall not adopt any amendment to the Declaration of Trust or By-Laws or any resolution of the Board the effect of which would be to deny, diminish or encumber the Indemnitee’s rights to indemnity pursuant to the Declaration of Trust, the By-Laws, the MGCL or any other applicable law.
     3. Additional Indemnification.
          (a) Without limiting any right which the Indemnitee may have pursuant to Section 2 hereof, the Declaration of Trust, the By-Laws, the MGCL, any policy of insurance or otherwise, the Trust shall indemnify the Indemnitee against any amounts which the Indemnitee is or becomes legally obligated to pay relating to or arising out of any Proceeding to which the Indemnitee is, was, or is threatened to be made a Party in connection with any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which the Indemnitee commits, suffers, permits or acquiesces in while acting in an Indemnified Capacity; provided, however, that the Trust shall not be obligated under this Section 3(a) to indemnify the Indemnitee against any such amounts to the extent that:
          (i) such indemnification would exceed the maximum indemnity permitted under applicable law at the time of the Indemnitee’s request for indemnification against such amount;
          (ii) the Trust is otherwise prohibited by applicable law from paying such amounts; or
          (iii) the Proceeding with respect to which such Indemnified Amounts are incurred is based upon or attributable to the Indemnitee actually receiving a personal benefit in money, property or services to which the Indemnitee was not legally entitled, including, without limitation, profits made from the purchase and sale by the Indemnitee of equity securities of the Trust which are recoverable by the Trust pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and profits arising from transactions in publicly traded securities of the Trust which were effected by the Indemnitee in violation of Section 10(b) of the Exchange Act, including Rule 10b-5 promulgated thereunder.
The Indemnitee shall request indemnification under this Section 3(a) in accordance with Section 4(a) hereof or in any other manner which the Indemnitee and the Trust shall reasonably agree. The determination of whether the Indemnitee shall be entitled to indemnification under this Section 3(a) shall be made in accordance with Section 4(b) hereof or in any other manner which the Indemnitee and the Trust shall reasonably agree. Any such determination shall be binding upon the Trust and the Indemnitee for all purposes.
          (b) Expenses (including attorneys’ fees) incurred by the Indemnitee in any Proceeding shall be paid by the Trust in advance of the final disposition thereof as authorized in accordance with Section 4(e) hereof.
     4. Certain Procedures Relating to Indemnification and Advancement of Expenses.
          (a) Except as otherwise permitted or required by the MGCL, the Indemnitee shall, for purposes of pursuing his rights to indemnification under Section 2(a) or 3(a) hereof:
          (i) submit to the Board a sworn statement of request for indemnification (the “Indemnification Statement”), averring that he is entitled to indemnification hereunder; and
          (ii) present to the Trust reasonable evidence of all Indemnified Amounts for which payment is requested.
          (b) The determination described in Section 2(f) hereof that the Indemnitee is entitled to indemnification under Section 2(a) or 3(a) hereof shall be made:

          (i) by the Board, by a majority vote of a quorum consisting of trustees not, at the time, parties to such Proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the Board consisting solely of two or more trustees not, at the time, parties to such Proceeding and who were duly designated to act in the matter by a majority vote of the full Board in which the designated trustees who are parties may participate;
          (ii) by special legal counsel selected by the Board or a committee of the Board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full Board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full Board in which trustees who are parties may participate, with the approval of the Indemnitee of such selection, which approval shall not be unreasonably withheld; or
          (iii) by the Shareholders; provided, however, that shares held by trustees who are parties to the Proceeding may not be voted with respect to any such determination;
provided, however, that if a Change in Control (as defined in the then Employment Agreement of the Chief Executive Officer of the Company) shall have occurred, the determination described in Section 2(f) hereof that the Indemnitee is entitled to indemnification under Section 2(a) or 3(a) hereof shall be made by special legal counsel selected by the Indemnitee, with the approval of the Board of such selection, which approval shall not be unreasonably withheld.
          (c) Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible; provided, however, that if the determination that indemnification is permissible is made by the Shareholders, authorization of indemnification and determination as to reasonableness of expenses shall be made by the Board or a committee of the Board in the manner specified in (i) above; and provided, further, that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified above for selection of such counsel. Special legal counsel shall not be any person or firm who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Trust or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. The Trust agrees to pay the reasonable fees and expenses of such special legal counsel and to indemnify such counsel against costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by such counsel in connection with this Agreement.
          (d) The Board shall make (or shall cause to be made) the determination described in Section 2(f) hereof in the manner set forth in Section 4(b) hereof within 30 calendar days of receipt of an Indemnification Statement; provided, however, that the Board may, in its sole and absolute discretion, elect to extend such 30 day period for up to 30 additional calendar days by delivering notice of such extension to the Indemnitee within the initial 30 day period. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination in the discretion of the Board or special legal counsel if retained pursuant to Section 4(b). Any expenses actually and reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Trust (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Trust shall indemnify and hold Indemnitee harmless therefrom. The provisions of this Section 4(d) are intended to be procedural only and shall not affect the right of the Indemnitee to indemnification under Sections 2(a) or 3(a). Any determination by the Board that the Indemnitee is not entitled to such indemnification and any failure of the Trust to pay any amounts requested in an Indemnification Statement shall be subject to judicial review as provided in Section 6 hereof.
          (e) For purposes of determining whether to authorize advancement of expenses pursuant to Section 2(g) or Section 3(b) hereof, the Indemnitee shall submit to the Board:
          (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the Requisite Standard of Conduct has been met (an “Affirmation”); and
          (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the Requisite Standard of Conduct has not been met (an “Undertaking”).
The Undertaking required by this Section 4(e) shall be an unlimited general obligation of the Indemnitee but need not be secured and shall be accepted without reference to financial ability to make the repayment. Payments under this subsection shall be made as provided by the Declaration of Trust, the By-laws, or contract or as specified in this Section 4. The Board shall, within 10 calendar days of receipt of an Undertaking, authorize immediate payment of the expenses stated in such Undertaking, whereupon the Trust shall immediately make payment of such amounts.
Any dispute as to the reasonableness of any expense shall not delay an expense advance by the Trust.
          (f) If, when, and to the extent that the Board or other party determining whether the Indemnitee is entitled to indemnification as provided in Section 4(b) (the “Reviewing Party”) determines that (x) Indemnitee would not be permitted to be indemnified with respect to a claim for indemnification under applicable law or (y) the amount of the expense advance was not reasonable, the Trust shall be entitled to be reimbursed by Indemnitee and Indemnitee hereby agrees to reimburse the Trust without interest (which agreement shall be an unsecured obligation of Indemnitee) for
          (i) all related expense advances theretofore made or paid by the Trust in the event that it is determined that indemnification would not be permitted or

          (ii) the excessive portion of any expense advances in the event that it is determined that such expenses advances were unreasonable;
provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee could be indemnified under applicable law, or that the expense advances were reasonable, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law or that the expense advances were unreasonable; shall not be binding, and the Trust shall be obligated to continue to make expense advances, until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed), which determination shall be conclusive and binding.
     5. Subrogation; Duplication of Payments.
          (a) Indemnitee shall not be required to exercise any rights that Indemnitee may have against any other Person (for example, under an insurance policy) before Indemnitee enforces his rights under this Agreement. However, to the extent the Trust actually indemnifies Indemnitee or advances him expenses,, the Trust shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, and the Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Trust effectively to bring suit to enforce such rights.
          (b) The Trust shall have no obligation to make any payment required to be made under this Agreement to the extent of any payment of such amounts (under any insurance policy, the Declaration of Trust, the By-Laws or otherwise) that the Indemnitee has actually received.
     6. Enforcement.
          (a) If the Trust fails to pay in full any amount required to be paid to the Indemnitee under this Agreement within 30 calendar days after such amount becomes due and payable hereunder, the Indemnitee may at any time thereafter bring suit against the Trust to recover the unpaid portion of such amount.
          (b) In any action brought under Section 6(a) hereof, it shall be a defense to a claim for indemnification pursuant to Section 2(a) or 3(a) hereof (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the Undertaking, if any is required, has been tendered to the Trust) that the Indemnitee has not met the Requisite Standard of Conduct, but the burden of proving such defense shall be on the Trust. Neither the failure of the Board to have made a determination (in the manner described in Section 4(b) hereof), prior to commencement of such action, that the Indemnitee has met the Requisite Standard of Conduct, nor an actual determination by the Board (in the manner described in Section 4(b) hereof), following commencement of such action, that the Indemnitee has not met the Requisite Standard of Conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the Requisite Standard of Conduct.

          (c) The Trust acknowledges that the expenses associated with the enforcement of the Indemnitee’s rights under this Agreement by litigation or other legal action would substantially detract from the benefits intended to be extended to the Indemnitee hereunder and it is the intent of the Trust that the Indemnitee not be required to incur such expenses. Accordingly, the Trust shall pay and be solely responsible for any and all costs, charges and expenses (including attorneys’ fees) reasonably incurred by the Indemnitee, and irrevocably authorizes the Indemnitee from time to time to retain counsel of his choice to represent the Indemnitee, in connection with (i) any failure of the Trust to comply with any of its obligations under this Agreement, as determined by the Indemnitee, (ii) any action taken by the Trust or any other person to declare this Agreement, or any provision hereof, void or unenforceable, and (iii) any Proceeding causing or intended to cause the denial to, or the recovery from, the Indemnitee of the benefits intended to be provided to the Indemnitee hereunder.
          (d) The Trust shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of a proceeding or claim without the Trust’s prior written consent, which consent shall not be unreasonably withheld. The Trust shall not, without the prior written consent of Indemnitee, which consent shall not be unreasonably withheld, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of a proceeding or claim, which release shall be in form and substance reasonably satisfactory to Indemnitee. Neither the Trust nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.
     7. Duration of Agreement. This Agreement shall continue for so long as Indemnitee serves as a trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a director, officer, partner, member, trustee, manager, employee, or agent of another foreign or domestic corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, and thereafter shall survive until and terminate upon the latest to occur of (a) the expiration of ten years after the latest date that Indemnitee shall have ceased to serve in any such capacity; (b) the final termination of all pending proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee relating thereto; or (c) the expiration of all statutes of limitation applicable to possible claims arising out of Indemnitee’s corporate status.
     8. Notice by Each Party. Indemnitee shall promptly notify the Trust in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document or communication relating to any proceeding or claim for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder; provided, however, that any failure of Indemnitee to so notify the Trust shall not adversely affect Indemnitee’s rights under this Agreement except to the extent the Trust shall have been materially prejudiced as a direct result of such failure. The Trust shall notify promptly Indemnitee in writing as to the pendency of any proceeding or claim that may involve a claim against the Indemnitee for which Indemnitee may be entitled to indemnification or advancement of expenses hereunder.

     9. Certain Persons Not Entitled to Indemnification. Notwithstanding any other provision of this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement of expenses hereunder with respect to any proceeding or any claim, issue or matter therein, brought or made by Indemnitee against the Trust or any affiliate of the Trust, except as specifically provided in Section 2(b).
     10. Specific Performance. The Trust agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court or arbitration in which a proceeding by Indemnitee for enforcement of his rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Trust to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy he may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Trust of its obligations under this Agreement.
     11. Merger or Consolidation. In the event of a merger, consolidation, or other transaction in which the Trust’s existence ceases upon consummation thereof, the Trust shall require the surviving, resulting or acquiring entity, as a condition to such transaction, to agree in writing to indemnify the Indemnitee to the full extent provided in this Agreement. Irrespective of whether the Trust is the resulting, surviving or acquiring entity in any such transaction, and irrespective of whether the agreement referenced in the preceding sentence shall have been obtained, the Indemnitee shall stand in the same position under this Agreement with respect to the resulting, surviving or acquiring entity as he would have with respect to the Trust if its separate existence had continued.
     12. Nonexclusivity and Severability.
          (a) The indemnification and advancement of expenses provided or authorized by this Agreement may not be deemed exclusive of any other rights, by indemnification or otherwise, to which the Indemnitee may be entitled under the Declaration of Trust, the By-laws, a resolution of the Shareholders or the Board, the MGCL, an agreement or otherwise, both as to action in an Official Capacity and as to action in another capacity while holding such office, it being the intention of the Trust to provide the Indemnitee with the maximum indemnification permissible under applicable law.
          (b) If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it valid, enforceable and legal.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the principles of conflict of laws thereof.
     14. Entire Agreement; Modification; Survival. This Agreement constitutes a complete and exclusive statement of the agreement between the parties with respect to its subject matter, and supersedes any and all prior agreements, whether written or oral, between the parties with respect to its subject matter[, including, without limitation, that certain Indemnification Agreement, dated as of                     , 2002]. This Agreement may be modified only by an instrument in writing signed by both parties hereto. The provisions of this Agreement shall survive the death, disability or incapacity of the Indemnitee or the termination of the Indemnitee’s service as a trustee and/or executive officer of the Trust and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.
     15. Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
     16. Period of Limitations. No action, lawsuit, or proceeding may be brought against Indemnitee or Indemnitee’s spouse, heirs, executors, or personal or legal representatives, nor may any cause of action be asserted in any such action, lawsuit or proceeding, by or on behalf of the Trust, after the expiration of two years after the statute of limitations commences with respect to Indemnitee’s act or omission that gave rise to the action, lawsuit, proceeding or cause of action; provided, however, that, if any shorter period of limitations is otherwise applicable to any such action, lawsuit, proceeding or cause of action, the shorter period shall govern.
     17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.
     18. Certain Terms. For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on the Indemnitee with respect to any employee benefit plan; references to “serve” or “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries; references to the masculine shall include the feminine; references to the singular shall include the plural and vice versa; and action taken or omitted by the Indemnitee in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, he shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to herein.
     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

LEXINGTON REALTY TRUST
By:
Name:
Title:

INDEMNITEE

Name: